Exhibit 12(a)

[Form of Tax Opinion]

            , 2016

Nuveen Enhanced Quality Municipal Income Fund 333 West Wacker Drive Chicago, Illinois 60606	Nuveen Premium Income Municipal Fund, Inc. 333 West Wacker Drive Chicago, Illinois 60606

Nuveen Investment Quality Municipal Fund, Inc. 333 West Wacker Drive Chicago, Illinois 60606	Nuveen Select Quality Municipal Fund, Inc. 333 West Wacker Drive Chicago, Illinois 60606

Nuveen Premier Municipal Income Fund, Inc. 333 West Wacker Drive Chicago, Illinois 60606

Re:	Reorganizations of Nuveen Premium Income Municipal Fund, Inc., Nuveen Investment Quality Municipal Fund, Inc., Nuveen Select Quality Municipal Fund, Inc. and Nuveen Premier Municipal Income Fund, Inc. into Nuveen Enhanced Quality Municipal Income Fund (formerly known as Nuveen Dividend Advantage Municipal Fund)

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) by and between Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (“Premium Income”), Nuveen Investment Quality Municipal Fund, Inc., a Minnesota corporation (“Investment Quality”), Nuveen Select Quality Municipal Fund, Inc., a Minnesota corporation (“Select Quality”), and Nuveen Premier Municipal Income Fund, Inc., a Minnesota corporation (“Premier Income” and together with Premium Income, Investment Quality and Select Quality, each a “Target Fund” and collectively, the “Target Funds”), and Nuveen Enhanced Quality Municipal Income Fund (formerly known as Nuveen Dividend Advantage Municipal Fund), a Massachusetts business trust (the “Acquiring Fund”). The Target Funds and the Acquiring Fund are each referred to herein as a “Fund.”

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

Each Reorganization contemplates the transfer of substantially all the assets of the Target Fund to the Acquiring Fund solely in exchange for (i) voting common shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund (“Acquiring Fund Common Shares”), (ii) with respect to Investment Quality, Select Quality and Premier Income, voting Variable Rate Demand Preferred Shares (“VRDP Shares”), par value $0.01 per share and liquidation preference $100,000 per share, of the Acquiring Fund having all the various rights, preferences and privileges set forth in the Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares, the Statement Establishing and Fixing the Rights and Preferences of Series 2 Variable Rate Demand Preferred Shares and the Statement Establishing and Fixing the Rights and Preferences of Series 3 Variable Rate Demand Preferred Shares, as applicable (“Acquiring Fund VRDP Shares”), and with respect to Premium Income and Investment Quality, voting Variable Rate MuniFund Term Preferred Shares (“VMTP Shares”), par value $0.01 per share and liquidation preference $100,000 per share, of the Acquiring Fund having all the various rights, preferences and privileges set forth in the Statement Establishing and Fixing the Rights and Preferences of Variable Rate MuniFund Term Preferred Shares (“Acquiring Fund VMTP Shares” and together with Acquiring Fund Common Shares and Acquiring Fund VRDP Shares, the “Acquiring Fund Shares”), and (iii) the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund. As part of the Reorganization, each Target Fund will immediately thereafter distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Target Fund, and the Target Fund as soon as practicable thereafter will be dissolved under applicable state law. The foregoing will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of             , 2016 (the “Plan”), entered into by the Target Funds and the Acquiring Fund. VRDP Shares and VMTP Shares are collectively referred to herein as “Preferred Shares.”

In rendering this opinion, we have examined the Plan and have reviewed and relied upon (i) representations made to us by duly authorized officers of the Funds in letters dated             , 2016, (ii) the opinion of Sidley Austin LLP dated             , 2016 regarding the Acquiring Fund VRDP Shares issued in the Investment Quality, Select Quality and Premier Income Reorganizations being treated as stock for federal income tax purposes (the “Sidley Opinion”) and (iii) the opinion of Stradley, Ronon, Stevens & Young, LLP dated             , 2016 regarding the Acquiring Fund VMTP Shares issued in the Premium Income and Investment Quality Reorganizations being treated as equity for federal income tax purposes (the “Stradley Opinion” and together with the Sidley Opinion, the “Equity Opinions”). We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Our opinion is based, in part, on the assumptions that (i) each Reorganization described herein will occur in accordance with the terms of the Plan (without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved) and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate as of the date and time of the Closing (as defined in the Plan) (the “Effective Time”) and (ii) the Acquiring Fund Preferred Shares issued in the Reorganizations will be treated as equity for federal income tax purposes, which assumption is consistent with the Equity Opinions. You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion, with respect to each Reorganization, that for U.S. federal income tax purposes:

1. The transfer by the Target Fund of substantially all its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund, immediately followed by the distribution of all the Acquiring Fund Shares so received by the Target Fund to the Target Fund’s shareholders of record in complete liquidation of the Target Fund and the dissolution of the Target Fund as soon as practicable thereafter, will constitute a “reorganization” within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Acquiring Fund and the Target Fund will each be a “party to a reorganization,” within the meaning of section 368(b) of the Code, with respect to the Reorganization.

2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of substantially all the Target Fund’s assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund. (Section 1032(a) of the Code).

3. No gain or loss will be recognized by the Target Fund upon the transfer of substantially all its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund or upon the distribution (whether actual or constructive) of such Acquiring Fund Shares to the

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

Target Fund’s shareholders solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund. (Sections 361(a) and (c) and 357(a) of the Code).

4. No gain or loss will be recognized by the Target Fund’s shareholders upon the exchange, pursuant to the Reorganization, of all their shares of the Target Fund solely for Acquiring Fund Shares, except to the extent the Target Fund’s common shareholders receive cash in lieu of a fractional Acquiring Fund Common Share. (Section 354(a) of the Code).

5. The aggregate basis of the Acquiring Fund Shares received by each Target Fund shareholder pursuant to the Reorganization (including any fractional Acquiring Fund Common Share to which a shareholder would be entitled) will be the same as the aggregate basis of the Target Fund shares exchanged therefor by such shareholder. (Section 358(a)(1) of the Code).

6. The holding period of the Acquiring Fund Shares received by each Target Fund shareholder in the Reorganization (including any fractional Acquiring Fund Common Share to which a shareholder would be entitled) will include the period during which the shares of the Target Fund exchanged therefor were held by such shareholder, provided such Target Fund shares were held as capital assets at the Effective Time of the Reorganization. (Section 1223(1) of the Code).

7. The basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Target Fund immediately before the Effective Time of the Reorganization. (Section 362(b) of the Code).

8. The holding period of the assets of the Target Fund received by the Acquiring Fund will include the period during which such assets were held by the Target Fund. (Section 1223(2) of the Code).

Notwithstanding anything to the contrary herein, we express no opinion as to (i) the federal income tax consequences of payments to shareholders of a Target Fund who exercise dissenters’ rights or (ii) the effect of the Reorganizations on the Target Funds, the Acquiring Fund or any Target Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under federal income tax principles (a) at the end of a taxable year or upon the

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

termination thereof, or (b) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

FACTS

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.

Each Target Fund has been registered and operated, since it commenced operations, as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Premium Income’s common shares are listed and traded on the New York Stock Exchange under the symbol NPI. Investment Quality’s common shares are listed and traded on the New York Stock Exchange under the symbol NQM. Select Quality’s common shares are listed and traded on the New York Stock Exchange under the symbol NQS. Premier Income’s common shares are listed and traded on the New York Stock Exchange under the symbol NPF. Select Quality and Premier Income currently each have outstanding VRDP Shares, Series 1. Premium Income currently has outstanding VMTP Shares, Series 2018. Investment Quality currently has outstanding VMTP Shares, Series 2017, and VRDP Shares, Series 1. All the outstanding common shares and Preferred Shares of each Target Fund are treated as equity for federal income tax purposes. Each Target Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs.

The Acquiring Fund similarly has been registered and operated since it commenced operations as a closed-end management investment company under the 1940 Act. After the Effective Time, Acquiring Fund Common Shares will be listed and traded on the New York Stock Exchange under the symbol NAD. In addition, the Acquiring Fund currently has outstanding VMTP Shares. As part of the Reorganizations, the Acquiring Fund will issue three new series of Acquiring Fund VRDP Shares, Series 1, Series 2 and Series 3, and two new series of Acquiring Fund VMTP Shares, Series 2018 and Series 2017. The Acquiring Fund Common Shares and Acquiring Fund Preferred Shares to be issued in the Reorganizations will be treated as equity for federal income tax purposes. The Acquiring Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

which each Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which each Reorganization occurs.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, the Acquiring Fund will acquire substantially all the assets of each Target Fund solely in exchange for newly issued Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of each Target Fund. Immediately thereafter, each Target Fund will distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Target Fund, and as soon as practicable thereafter, the Target Fund will be dissolved under applicable state law. The assets of each Target Fund to be acquired by the Acquiring Fund will include, without limitation, cash, securities, commodities, interests in futures, and dividends or interest receivables owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund as of the Closing of the Reorganization. Each Target Fund will retain assets sufficient to pay its liabilities that will not be assumed by the Acquiring Fund, including, without limitation, all accumulated and unpaid dividends on all outstanding Preferred Shares of the Target Fund, all declared but unpaid dividends on all outstanding common shares of the Target Fund, and all liabilities of the Target Fund relating to the exercise of dissenters’ rights. In each Reorganization, the Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the Target Fund’s net assets and at least seventy percent (70%) of the fair market value of the Target Fund’s gross assets held immediately prior to the Reorganization.

The Acquiring Fund Common Shares issued to each Target Fund will have the same aggregate net asset value, as of the Valuation Time (as defined in the Plan), as the aggregate value of the net assets of the Target Fund transferred to the Acquiring Fund (net of the liquidation preference of all the outstanding Preferred Shares of such Target Fund) as of such time. Assuming no shareholder of a Target Fund exercises dissenters’ rights, the number of Acquiring Fund VRDP Shares issued to Investment Quality will be equal to the number of Investment Quality VRDP Shares, Series 1, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund VRDP Shares, Series 1; the number of Acquiring Fund VRDP Shares issued to Select Quality will be equal to the number of Select Quality VRDP Shares, Series 1, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund VRDP Shares, Series 2; the number of Acquiring Fund VRDP Shares issued to Premier Income will be equal to the number of Premier Income VRDP Shares, Series 1, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund VRDP Shares, Series 3; the number of Acquiring Fund VMTP Shares issued to Premium Income

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

will be equal to the number of Premium Income VMTP Shares, Series 2018, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund VMTP Shares, Series 2018; and the number of Acquiring Fund VMTP Shares issued to Investment Quality will be equal to the number of Investment Quality VMTP Shares, Series 2017, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund VMTP Shares, Series 2017. No Acquiring Fund VRDP Shares will be issued to Premium Income and no Acquiring Fund VMTP Shares will be issued to Select Quality or Premier Income. The Acquiring Fund Preferred Shares issued to each Target Fund will have the same liquidation preference and substantially identical terms (with respect to VMTP Shares) or substantially similar terms (with respect to VRDP Shares) as the Preferred Shares of such Target Fund outstanding at the Effective Time.

After the Effective Time of its respective Reorganization, each Target Fund will be liquidated and will distribute the newly issued Acquiring Fund Common Shares it received pro rata to its common shareholders of record in exchange for such shareholders’ Target Fund common shares and, in the case of Premium Income, will distribute one Acquiring Fund VMTP Share, Series 2018, to its VMTP shareholders of record (other than VMTP shareholders who exercise dissenters’ rights) for each VMTP Share, Series 2018, held by such shareholder; in the case of Investment Quality, will distribute one Acquiring Fund VRDP Share, Series 1, to its VRDP shareholders of record (other than VRDP shareholders who exercise dissenters’ rights) for each VRDP Share, Series 1, held by such shareholder and one Acquiring Fund VMTP Share, Series 2017, to its VMTP shareholders of record (other than VMTP shareholders who exercise dissenters’ rights) for each VMTP Share, Series 2017, held by such shareholder; in the case of Select Quality, will distribute one Acquiring Fund VRDP Share, Series 2, to its VRDP shareholders of record (other than VRDP shareholders who exercise dissenters’ rights) for each VRDP Share, Series 1, held by such shareholder; and in the case of Premier Income, will distribute one Acquiring Fund VRDP Share, Series 3, to its VRDP shareholders of record (other than VRDP shareholders who exercise dissenters’ rights) for each VRDP Share, Series 1, held by such shareholder. In such distributions, Acquiring Fund VRDP Shares shall be distributed only to holders of, and in exchange for, VRDP Shares of Investment Quality, Select Quality or Premier Income and Acquiring Fund VMTP Shares shall be distributed only to holders of, and in exchange for, VMTP Shares of Premium Income or Investment Quality. No fractional Acquiring Fund Common Shares will be issued in connection with the Reorganizations. In lieu thereof, the Acquiring Fund’s transfer agent, on behalf of the shareholders entitled to receive fractional Acquiring Fund Common Shares, will aggregate all fractional Acquiring Fund Common Shares and sell the resulting whole on the New York Stock Exchange for the account

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

of all shareholders of fractional interests, and each such shareholder will be entitled to a pro rata share of the proceeds from such sale.

As a result of each Reorganization, every common shareholder of the Target Fund will own Acquiring Fund Common Shares (including for this purpose any fractional shares to which they would be entitled) that will have an aggregate per share net asset value as of the Valuation Time equal to the aggregate per share net asset value of the Target Fund common shares held by such shareholder as of the Valuation Time and each holder of Target Fund Preferred Shares will own Acquiring Fund Preferred Shares with an aggregate liquidation preference and value as of the Effective Time equal to the aggregate liquidation preference and value of the Target Fund Preferred Shares held by such shareholder as of the Effective Time.

Following the Reorganizations, the Acquiring Fund will continue each Target Fund’s historic business or use a significant portion of the Target Fund’s historic business assets in its business. On February 4, 2016, the Board of Trustees or Directors, as applicable, of each Fund (each a “Board”) approved a change to its respective Fund’s non-fundamental investment policies that permits the Fund to invest up to thirty-five percent (35%) of its managed assets in securities that, at the time of investment, are rated below the three highest grades (Baa or BBB or lower) by at least one nationally recognized statistical rating organization or are unrated but judged to be of comparable quality by the Fund’s subadviser (the “Expanded Investment Mandate”). With respect to each Reorganization, at least thirty-four percent (34%) of the total fair market value of the Target Fund’s portfolio assets (i) will meet, as of the Effective Time, and (ii) met, as of immediately prior to the time the Expanded Investment Mandate became effective the investment objectives, strategies, policies, risks and restrictions of the Acquiring Fund as in effect, or as will be in effect, at each of (a) immediately before the time the Expanded Investment Mandate became effective, (b) immediately after the time the Expanded Investment Mandate became effective and (c) at the Effective Time (collectively, the “34% Test”). No Target Fund will have altered its portfolio in connection with the Reorganizations to meet the 34% Test. Neither the Acquiring Fund nor any Target Fund modified any of its investment objectives, strategies, policies, risks or restrictions in connection with the Reorganizations. The Acquiring Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the Reorganizations.

In approving a Reorganization, the Board of each Fund determined that the Plan and the transactions contemplated thereunder are in the best interests of its respective Fund and that the interests of the shareholders of its respective Fund will not be diluted as a result of the Reorganization. In making such determination, each Board considered that the Reorganizations

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

may result in operating efficiencies as a result of the larger net asset size of the Acquiring Fund following the Reorganizations.

CONCLUSION

Based on the foregoing, it is our opinion with respect to each Reorganization that the transfer of substantially all the assets of the Target Fund, pursuant to the Plan, to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund followed by the complete liquidation of the Target Fund immediately thereafter and the dissolution of the Target Fund as soon as practicable thereafter will qualify as a reorganization under section 368(a)(1) of the Code.

The opinions set forth above (subject to the limitations set forth above) with respect to (i) the nonrecognition of gain or loss by the Target Funds and the Acquiring Fund, (ii) the basis and holding period of the assets received by the Acquiring Fund, (iii) the nonrecognition of gain or loss by each Target Fund’s shareholders upon the receipt of the Acquiring Fund Shares, except with respect to cash received in lieu of a fractional Acquiring Fund Common Share, and (iv) the basis and holding period of the Acquiring Fund Shares received by each Target Fund’s shareholders follow as a matter of law from the opinion that the transfers under the Plan will qualify as reorganizations under section 368(a)(1) of the Code.

The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the “Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plan.

Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these

Nuveen Enhanced Quality Municipal Income Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

            , 2016

issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

This opinion is furnished to the Funds solely for their benefit in connection with the Reorganizations and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of the Funds and they may rely on it, it being understood that we are not establishing any attorney-client relationship with any shareholder of any of the Funds. This letter is not to be relied upon for the benefit of any other person.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement on Form N-14 (File No. 333-210112) containing the Joint Proxy Statement/Prospectus dated             , 2016 relating to the Reorganizations filed by the Acquiring Fund with the Securities and Exchange Commission (the “Registration Statement”); to the discussion of this opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement; and to the use of our name and to any reference to our firm in the Registration Statement, in the Joint Proxy Statement for holders of VRDP Shares of Investment Quality, Select Quality and Premier Income, in the Joint Proxy Statement for holders of VMTP Shares of the Acquiring Fund, Premium Income and Investment Quality, in the Information Memorandum relating to the Acquiring Fund VRDP Shares and in the Information Memorandum relating to the Acquiring Fund VMTP Shares. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

VEDDER PRICE P.C.